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                                                                       EXHIBIT 5


                         STRADLING, YOCCA, CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                               660 NEWPORT CENTER
                                DRIVE, SUITE 1600

                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (714) 725-4000
                               FAX (714) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9280
                            FACSIMILE (415) 765-9187


                                                             FILE NO. 18579-0014

                                 October 9, 1997

NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California  92618

        Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), being filed by NeoTherapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) 250,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and (ii) 250,000 Common Stock Purchase Warrants (the "Warrants"), each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.40. The Shares and Warrants will be issuable upon the exercise of certain warrants (the "Representatives' Warrants") held by the persons named in the Registration Statement as Selling Security Holders. Each Representatives' Warrant entitles the holder to purchase one share of Common Stock and one Warrant at an exercise price of $9.12. The Shares and Warrants may be offered for resale from time to time by and for the account of the Selling Security Holders named in the Registration Statement.

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that that the 250,000 Shares and the 250,000 Warrants, when issued upon exercise of the Representatives' Warrants in accordance with the terms of the Representatives' Warrants, will be validly issued and outstanding, fully paid and nonassessable.



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NeoTherapeutics, Inc.
October 8, 1997
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        We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                     Very truly yours,

                                     STRADLING, YOCCA, CARLSON & RAUTH